Exhibit 16.1

June 19, 2018	Grant Thornton LLP 101 E Kennedy Boulevard, Suite 3850 Tampa, FL 33602-5152 T 813.229.7201 F 813.223.3015 GrantThornton.com linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re:	Heritage Insurance Holdings, Inc.
File No. 001-36462

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Heritage Insurance Holdings, Inc. dated June 19, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd